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                                                                       Exhibit 2
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                      ASSIGNMENT AND ASSUMPTION AGREEMENT

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          THIS ASSIGNMENT AND ASSUMPTION (the "Assignment") is made and entered into as of March 30, 1999 by and between Haley LLC, a Delaware limited liability company ("Assignor") and Continental Illinois Venture Corporation, a Delaware corporation (the "Assignee").

                                   RECITALS
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          A.  Assignor purchased 1,112,829 shares of common stock from Factual
Data Corp. (the "Company") on March 30, 1999, pursuant to a purchase agreement (the "Purchase Agreement") among the Assignor, the Company and certain other investors in the Company (the "Minority Investors").

          B. Assignor is a party to an investors agreement (the "Investors Agreement"), and a registration rights agreement (the "Registration Rights Agreement") both dated March 30, 1999, by and between Assignor, the Company and the Minority Investors.

          C. Assignor wishes to assign and Assignee wishes to assume all of the Assignor's rights and obligations under the Purchase Agreement, the Investors Agreement and the Registration Rights Agreement.

                                   AGREEMENT
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          THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, and Assignee does hereby assume, all of Assignor's rights and obligations under the Purchase Agreement, the Investors Agreement and the Registration Rights Agreement.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.


HALEY LLC                                    CONTINENTAL ILLINOIS VENTURE
                                             CORPORATION

By:_________________________                 By:____________________________

Name:_______________________                 Name:__________________________

Title:______________________                 Title:_________________________